Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Pre-effective Amendment No. 3 to the Registration Statement (Number 333-206516) on Form F-3 of our report dated April 20, 2015, relating to the consolidated financial statements of China Ceramics Co., Ltd. and its subsidiaries (collectively the “Company”), which appears in the Annual Report on Form 20-F for the year ended December 31, 2014 of the Company.

We also consent to the reference of our Firm under the caption “Experts” in such Registration Statement.

/s/ Crowe Horwath (HK) CPA Limited

Crowe Horwath (HK) CPA Limited

Hong Kong, China

October 8, 2015